Board of Directors

Somerset International Group, Inc.

90 Washington Valley Road

Bedminster, NJ 07921

Dear Board Members:

In reference to our respective Employment Agreements dates January 6, 2004, we hereby agree to waive any claims for payment of salary and auto, mobile phone, and medical benefits provided for in those Employment Agreements. We agree to this waiver from the period October 1, 2004 through March 31, 2005.

Very truly yours,
Somerset International Group, Inc.

s/s John X. Adiletta
John X. Adiletta
Chief Ececutive Officer

s/s Paul Patrizio
Paul Patrizio
Executive Vice President